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EXHIBIT 23.9

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Registration Statement (Form S-4) of our report dated March 6, 1998 on our audit of the financial statements and financial statement schedules of the Orlando SMSA Limited Partnership. We also consent to the references to our firm under the caption "Experts."

                                            PricewaterhouseCoopers LLP

Atlanta, Georgia
March 24, 1999